UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Athira Pharma, Inc.

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Athira Urges Shareholders to Support its Director Nominees

at May 19 Annual Meeting

Urges Shareholders to Vote TODAY “FOR” Athira’s Highly Qualified, Independent Director Nominees – Joseph Edelman, John M. Fluke, Jr. and Grant Pickering – on the WHITE Proxy Card

BOTHELL, WA, May 11, 2022 — Athira Pharma, Inc. (NASDAQ: ATHA), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today reiterated its unanimous recommendation that shareholders vote “FOR” Athira’s three highly qualified, independent director nominees – Joseph Edelman, John M. Fluke, Jr. and Grant Pickering – at the company’s upcoming Annual Meeting of Shareholders on May 19, 2022.

It is extremely important that Athira shareholders vote as soon as possible. To ensure your shares are timely represented at the annual meeting, shareholders are encouraged to vote online or by telephone by following the easy instructions on the WHITE proxy card. Athira urges shareholders not to return any blue proxy cards sent to them by Richard A. Kayne.

Ahead of the meeting, Athira mailed a letter to shareholders reiterating that the company has the right strategy, as well as the right leadership team and board of directors, to drive Athira’s success in this pivotal chapter. The Athira board is highly qualified and actively engaged in the development and execution of the company’s strategy, and has been purpose-built for this phase in the company’s evolution. The company’s leadership is executing against target milestones, with topline results from the Phase 2 ACT-AD study expected by the end of the second quarter of 2022 and multiple other upcoming clinical milestones.

Mr. Kayne is pursuing a misguided, unnecessary and distracting proxy contest that has the potential to disrupt Athira’s progress. Leading proxy advisory firms Institutional Shareholder Services and Glass, Lewis & Co., LLC agree that board change is not warranted and recommend that shareholders vote on Athira’s WHITE proxy card.

A vote “FOR” Athira’s nominees is a vote for:

•	Continued execution of the company’s strategy;

•	Laser focus on advancing fosgonimeton (ATH-1017) for the benefit of millions of patients;

•	Commitment to scientific integrity;

•	Thoughtful board evolution to support the business’s changing needs; and

•	A highly qualified and actively engaged board.

The full text of the letter follows:

May 11, 2022

Dear Fellow Shareholder,

Athira’s annual meeting is just days away. We urge you to take a moment to protect the value of your investment by voting TODAY “FOR” Athira’s three highly qualified, independent director nominees – Joseph Edelman, John M. Fluke, Jr. and Grant Pickering – on the WHITE proxy card.

Athira’s board and leadership team are focused on doing what is right for Athira, our shareholders, and our patients and their caregivers. We have the right strategy, as well as the right leadership team and board of directors, to drive Athira’s success in this pivotal chapter. With topline results from the Phase 2 ACT-AD study expected by the end of the second quarter of 2022 and multiple other upcoming clinical milestones, the stakes are high. Richard A. Kayne is pursuing a misguided, unnecessary and distracting proxy contest that has the potential to disrupt our progress.

As you consider your vote, we would like to reiterate the following:

•

Leading proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) recognize that board change is not warranted and recommend that shareholders vote on Athira’s WHITE proxy card.

•	In making its recommendation, Glass Lewis said[1]:

•

“Again, where Mr. Kayne’s platform notionally asserts critical change is needed — in this case, with respect to sector expertise — it appears achievement of that change is ultimately subordinate to Mr. Kayne obtaining a board seat.”

•	“[A]nalyses disclosed by both Athira and Mr. Kayne suggest the Company has outperformed noted benchmarks since [Mark Litton’s] appointment [as CEO].”

•

“As such, we do not consider [Mr. Kayne’s and Mr. Bickerstaff’s] appointments necessarily portend significant, favorable change in this regard, and would, instead, express concern that their elections could be problematically destabilizing at a critical juncture for Athira despite what appear to be good faith efforts by the board to resolve the current contest.”

•

“Much to the contrary, we are concerned the current campaign is disconcertingly titled (sic) toward offering overly favorable representations of Mr. Kayne’s current business associate and the Company’s former CEO, while providing investors with a very limited plan and a potentially compromised slate.”

•	“Accordingly, we recommend shareholders use management’s WHITE proxy card to vote FOR all nominees.”

•	In making its recommendation, ISS stated[1]:

•	“Despite attempting to do so, [Mr. Kayne] has not successfully made the case that the company must effect changes to better weather the binary path it has before it.”

[1]	Permission to use quotations neither sought nor obtained.

•

Athira’s leadership team is executing effectively, and we are poised to report topline results from the Phase 2 ACT-AD study by the end of the second quarter of 2022. We are targeting full enrollment of the LIFT-AD Phase 3 study for the third quarter of 2022, with topline data expected in the first half of 2023. We dosed the first patient in the SHAPE Phase 2 clinical trial of fosgonimeton (ATH-1017) in Parkinson’s disease dementia and Dementia with Lewy Bodies in January 2022. We are also continuing to progress our pipeline with the initiation of a Phase 1 study of ATH-1020, Athira’s novel, orally available, brain-penetrant small molecule, which was launched in the first quarter after receiving U.S. Food and Drug Administration clearance for the Investigational New Drug application in January 2022. Your board and leadership team are continuing to take the right actions to advance fosgonimeton through clinical trials and bring this potentially transformative medicine to millions of patients as soon as possible.

•

Your board of directors is highly qualified and actively engaged in the development and execution of the company’s strategy. Together, Athira’s directors bring significant experience in clinical development, the regulatory approval process, drug commercialization, finance and financial planning, capital allocation, business development, legal and risk management, and investment management. We continue to work closely with the leadership team to define Athira’s strategic priorities. As directors, we take responsibility for ensuring that those strategic priorities are executed as planned.

•

Athira has systematically and thoughtfully added experience and expertise to your board in support of advancing our strategy. Athira has added two new highly qualified, independent directors to the board in 2022, and three in the past year. Our director nominees – Messrs. Edelman, Fluke and Pickering – have the right skills and experience needed to support Athira at this critical time.

•

We have a strong leadership team, led by CEO Mark Litton, M.B.A., Ph.D. Dr. Litton has significant executive leadership, clinical development, commercialization, operational, regulatory, legal and risk management, finance and business development experience honed over more than 25 years in the biopharmaceutical industry. Dr. Litton is also supported by an outstanding team of leaders that is executing strongly – including leaders with extensive clinical development, regulatory, commercialization, and launch experience. The board believes that continuity is important at this pivotal moment in our company’s history.

•

Athira is well capitalized and advantageously positioned to execute key objectives with cash on hand to fund the organization through multiple upcoming clinical milestones, including receipt of topline data for the ACT-AD, LIFT-AD and SHAPE trials.

Simply put, a vote “FOR” Athira’s nominees is a vote for:

✓	Continued execution of the company’s strategy;

✓	Laser focus on advancing fosgonimeton for the benefit of millions of patients;

✓	Commitment to scientific integrity;

✓	Thoughtful board evolution to support the business’s changing needs; and

✓	A highly qualified and actively engaged board.

PROTECT THE VALUE OF YOUR INVESTMENT – VOTE “FOR” ATHIRA’S THREE

NOMINEES ON THE WHITE PROXY CARD TODAY

It is extremely important that Athira shareholders vote as soon as possible. Athira’s board unanimously recommends that you use the WHITE proxy card to vote today “FOR” Athira’s three director nominees: Joseph Edelman, John M. Fluke, Jr. and Grant Pickering.

To ensure your shares are timely represented at the annual meeting on May 19, shareholders are encouraged to vote online or by telephone by following the easy instructions on the WHITE proxy card.

Please do not vote using any blue proxy cards you may receive from Mr. Kayne — even as a “protest vote.” Any vote on Mr. Kayne’s blue proxy card will revoke your prior vote on a WHITE proxy card. Even if you have already voted using a blue proxy card, you have the right to change your vote by simply using the WHITE proxy card and voting “FOR” Athira’s highly qualified director nominees. Only your latest-dated proxy counts.

Thank you for your support,

Your Athira board of directors

VOTE THE WHITE PROXY CARD TODAY

YOUR VOTE IS IMPORTANT!

Follow the instructions on the WHITE proxy card to vote by telephone or by internet. If you received this letter by email, you may also vote by pressing the WHITE “VOTE NOW” button in the accompanying email.

Please simply disregard any blue proxy cards that you may receive from Richard Kayne.

If you have questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, at:

1 (877) 456-3510 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Athira. Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal advisor to Athira.

About Athira Pharma, Inc.

Athira Pharma Inc., headquartered in the Seattle area, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to provide rapid cognitive improvement and alter the course of neurological diseases with its novel mechanism of action. Athira is currently advancing its pipeline therapeutic candidates, targeting the HGF/MET neurotrophic system, for Alzheimer’s and Parkinson’s disease dementia, Dementia with Lewy bodies and neuropsychiatric indications. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding fosgonimeton as a potential treatment for Alzheimer’s disease, Parkinson’s disease dementia, Dementia with Lewy bodies, and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof, including the timing of the ACT-AD and LIFT-AD clinical trials and the timing of the Phase 2 clinical trial of fosgonimeton for treatment of Parkinson’s disease dementia; interactions with regulators and the timing thereof, including anticipated timing of IND or equivalent submissions; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates; the anticipated reporting of data; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the proxy contest at Athira’s annual meeting; the preliminary data for Athira’s fosgonimeton product candidate from the Phase 1a/b trials will not continue or persist in current or planned clinical trials; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of fosgonimeton and other product candidates may occur; future potential regulatory milestones of fosgonimeton and other product candidates, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated; the regulatory process for Athira product candidates; the outcome of legal proceedings that have been or may in the future be instituted against us and certain of our directors and officers; clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; the impact of competition; while P300 latency is a functional measure that is highly correlated with cognition, Athira may not successfully establish a connection between these P300 latency results and improved cognition; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.